DATE:

PARTIES:

(1) ELCOM HOLDINGS LIMITED (Company Number 2838561) and ELCOM INFORMATION TECHNOLOGY LIMITED (Company Number 02977666) both of whose registered offices are at First Floor Bouverie House 154 Fleet Street London EC4A 2JD ("Elcom")

(2) AJJP LIMITED (Company Number 2336259) whose registered office is at 10 Old Bailey London EC4M 7NG ("Newco")

1.      Definitions

1.1     In this agreement unless the context otherwise requires:-

"Application
Letter" means the application letter for the relevant reversioner's licence referred to in paragraph 11.2

"Agreed Form
Draft Letter"   means the draft letter referred to in paragraph 11.2

"Altrincham
Lease" means the lease of the Altrincham Property dated 5 November 1985 made between (1) John Laing Developments Limited (2) Granada Microcomputer Services Limited and (3) Granada Properties Limited

"Altrincham
Property"       means Unit 2 and Unit 3 Tabley Court, Altrincham, Manchester

"Altrincham
Underlease"     means the underlease of Unit 2 of the  Altrincham  Property made between (1) Elcom  Information  Services  Limited and (2) Softel
                Communications Incorporated

"Basingstoke
Property"       means Avocet House, Aviary Court, Basingstoke

"Basingstoke
Underlease"     means the proposed lease of part of the Basingstoke  Property to be  entered  into  between  (1)  Newco  and (2) Acte  Components
                Limited

"Bedford
Avenue
Property"       means Building 203 Bedford Avenue Trading Estate Slough

"Birmingham
Lease" means the lease of the Birmingham Property dated 2 April 2001 between (1) Slough


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                Properties Limited and (2) Elcom Information Technology Limited

"Birmingham
Property"       means First Floor, 230 Regal Court King's Norton, Birmingham

"Completion"    means  completion  of  the  obligations  of the  parties  hereto pursuant to clause 10 hereof


"Completion
Date"           means the date hereof

"Elcom Group
of Companies"   means the following companies:-

                Elcom International Limited (Company Number 3141509)

                Elcom Information Technology Limited (Company Number 2977666)

                Elcom Systems Limited (Company Number 3141508)

                Elcom Holdings Limited (Company Number 2838561)

                Elcom Information Funds Limited (Company Number 2834456)

                Elcom Service Group Limited (Company Number 2332562)

                Elcom.com.uk Limited (Company Number 1692751)

                Elcom.com Systems Limited (Company Number 2620004)

"Disclosed
Documents"      means the  schedule  of deeds  and  documents  marked  Disclosed
                Documents and annexed hereto


"Income" means all rent, service charge, insurance, rent, interest, VAT (which is not reclaimable) and other matters of whatever nature receivable (whether or not received by Elcom)

"Material
Breach" means Newco's failure to make a payment pursuant to this agreement of a sum equivalent to or greater than (pound)7,000 or performs an act or fails to perform an act which results in the


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                requirement  for Elcom to expend a sum  equivalent to or greater than (pound)7,000

"Newco
Management"     means Tony Davis and/or Paul Rousou and/or Judith Quoroll


"Properties"    the  leasehold  properties  referred  to in part 1 of Schedule 1 including where the context so admits any of them or any part thereof and references to a "Property" shall be construed accordingly

"Reversioner's
Deposit" means any sum of money which has been paid and/or deposited and/or charged to or for the benefit of a reversioner in respect of a Property in order to secure the performance of any tenant's obligations under the relevant lease


"Standard
Conditions"     means the Standard Conditions of Sale (3rd Edition)

"Town and
Country
Planning Acts"  means  the  Town and  Country  Planning  Act  1990 the  Planning
                Consequential Provisions Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991

"Underleases"   means the Basingstoke Underlease,  the Altrincham Underlease and
                the 348 Edinburgh Avenue Underlease

"Undertenant's
Deposit" means any sum of money which has been paid and/or deposited and/or charged to or for the benefit of Elcom in respect of a property in order to secure the performance of any under tenant's obligations under an underlease affecting a Property

"348 Edinburgh
Avenue
Underlease"     means the  sublease of 348  Edinburgh  Avenue  Slough dated 20th
                June 1996 made between (1) Data Supplies Limited and (2) Thomson
                Broadcast Limited

"349 Edinburgh
Avenue" means 349 Edinburgh Avenue Industrial Estate, Slough as demised to Elcom Holdings Limited pursuant to a lease dated 6th January 1986 and made between (1) Slough Trading Estate

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                Limited and (2) Portcare Freight Services Limited

1.2 References to any lease shall include a reference to any deeds of variation thereto to any licences granted pursuant thereto and to any other supplemental documents relating thereto

1.3 References to Elcom shall where the context so admits mean either Elcom Holdings Limited or Elcom Information Technology Limited

2. Purchase Price Elcom shall subject to the terms and conditions of this agreement transfer or assign or procure the transfer or assignment of the Properties (except the Altrincham Property) to Newco on the assumption of the liabilities on the part of the tenant contained in the leases of the Properties as set out in Schedule 1 and those on the part of the landlord contained in the Underleases

3.      Standard Conditions

        The Properties are sold subject to the Standard Conditions save as otherwise agreed by the parties hereto

4.      Deduction of Title

4.1     Where  the  title  to any of the  Properties  is  registered  at HM Land
        Registry Section 110 of the Land Registration Act 1925 shall apply. Copies of the entries on the register and of the filed plan having been supplied to Newco in respect of each of such Properties and Elcom having supplied as far as it is able copies of any other documents which Newco has requested to be provided Newco shall accept such title as Elcom has been able to deduce and Newco shall be deemed to purchase with full knowledge thereof (whether or not Elcom has been able to provide copies of the same) and Newco shall not be entitled to raise any objection or requisition in relation thereto and Elcom shall not be obliged to deduce any further title or information

4.2 Where the title to any of the Properties is unregistered, title has been deduced and has commenced as set out in the column marked "Title" in
        Schedule 1. Newco having already been supplied with an abstract epitome or other information in respect of any unregistered title and Elcom having supplied as far as it is able copies of any other documents which Newco has requested to be provided, Newco shall purchase the same (whether or not Elcom has been able to provide copies of the same) subject (so far as the same relate thereto) to all matters therein set out or referred to and Newco shall accept such title as Elcom has been able to deduce and Newco shall be deemed to purchase with full knowledge thereof and shall raise no objection or requisition in relation thereto and in particular shall not be entitled to raise any objection or requisition in respect of any matters occurring in respect of any superior title (where applicable) and Elcom shall not be obliged to deduce any further title

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5.      Title Guarantee

        Elcom shall transfer or assign the Properties with limited title guarantee and it is hereby agreed that section 2(i)(b) of the Law and Property (Miscellaneous Provisions) Act 1994 will be modified so that Newco will pay any costs associated with the requirements of that section

6.      Leases and other matters to which the Properties are subject

        Each of the Properties is sold subject to and with the benefit of all leases, tenancies and licences all encumbrances occupation interests all overriding interests, easements and all property and other interests whatsoever including the occupation of them by Newco and the existence in them of any plant, equipment and any other chattel or moveable or immovable effect but otherwise the Properties shall be sold with vacant possession on Completion. Newco shall be deemed to purchase with full knowledge thereof and shall not raise any requisition or make any objection in relation thereto or to any matters mentioned therein whether or not Newco or any person acting on Newco's behalf has perused the same and (without prejudice to the generality of the foregoing) Newco shall make no requisition enquiry or objection on account of the fact that any licence rent review memorandum notice of assignment or other document relating or purporting to relate to any such lease, tenancy or licence has not been or cannot be produced.

7. Covenants etc to which the Properties are subject The Properties are sold subject to the covenants, stipulations and other matters contained in or referred to in any documents supplied to Newco's solicitors prior to the date hereof insofar as they are subsisting and affect the Properties and Newco shall be deemed to purchase with full knowledge thereof and shall make no requisition or objection in relation thereto

8.      Notwithstanding any other provision of this agreement:-

8.1 Newco shall be entitled to the discharge of any financial encumbrance affecting the leases of the Properties if the financial encumbrance also affects the majority of the assets of Elcom Group of Companies.

8.2 If any one or more of the directors of Elcom has agreed in writing to encumber any Property without the knowledge of Newco Management and/or if such agreement was not thereafter known to Newco Management prior to the date of this agreement then except as may be referred to or reasonably inferred from any of the Disclosed Documents and except if an encumbrance has arisen from actions taken by (or omissions of) Newco Management, Newco may make a requisition, enquiry or objection.

8.3 Newco hereby warrant that they have disclosed to Elcom all material deeds and documents and all other material information relating to the Properties and those comprise the Disclosed Documents.

9.      Planning and Statutory Matters


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9.1     In addition to the matters  stated above the Properties are sold subject to:


        9.1.1 all local land charges (whether registered or not before the date hereof) and all matters capable or registration as local land charges;


        9.1.2 all notices, charges, orders, resolutions, demands, plans, proposals, requirements, restrictions, agreements, conditions, directions or other matters whatsoever served or made before or after the date hereof by any body acting on statutory authority;

        9.1.3 all matters disclosed or reasonably to be expected to be disclosed by searches or enquiries formal or informal and whether made in person by writing or orally by or for Newco or which a prudent purchaser ought to make;

        9.1.4 all notices served by the owner or occupier of any adjoining or neighbouring property; and


        9.1.5 (whether or not the title is registered at HM Land Registry) all such matters as are referred to in Section 70 Land Registration Act 1925

9.2 Newco has investigated and will purchase the Properties subject to and will be deemed to have full knowledge and notice of and shall not be entitled to require any information or to raise any requisitions in regard to (i) the present use and the authorised use of the Properties
        (ii) any development operations or works which may have been carried out to or on the Properties or (iii) any contravention of the Town and Country Planning Acts or any matters affecting the use and/or enjoyment of any of the Properties or any matter which may affect such use and/or enjoyment

10.     Special provisions relating to those Properties that are leasehold

        Newco shall be deemed to purchase with full knowledge of the contents of the leases under which each Property is held and any ancillary or supplemental document (whether or not expressed to be so) and shall raise no objection in relation thereto nor shall Newco raise any objection if any of the aforesaid leases shall be found to be underleases.

11.     Reversioner's Licence

11.1 On or as soon as reasonably practicable after the date hereof (save in respect of the Basingstoke Property when such application shall be made at the earlier of (a) completion of the Basingstoke Underlease and (b) 31 March 2002 and save in respect of the Altrincham Property applications shall be made for the relevant reversioner's licence for the transactions contemplated by this Agreement. Standard Condition 8.3 shall not apply

11.2 Such applications shall be made in substantially the form of Agreed Form draft letter with such amendments thereto as are necessary in respect of each relevant Property


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11.3.1  Elcom and Newco will use  reasonable  endeavours to obtain any requisite reversioner's licence for assignment. Newco will negotiate with the reversioner but will agree nothing without the prior consent of Elcom (such consent not to be unreasonably withheld or delayed). Newco will on
        the  date  and  at  the  time   communications  are  dispatched  to  any
        reversioner or its agents, surveyors, and/or its solicitors and on receipt of communications from any of them send a copy to Elcom's solicitors. Newco shall promptly provide to the reversioner (copying as required by this clause) all references, information and other material which the reversioner is entitled to request and which is appropriate to ensure that any requisite licence can be made available at the earliest practicable date and all the parties to this Agreement hereby agree that none of them shall take any action which might have the effect of frustrating the objective of obtaining a reversioner's licence Provided always that nothing in this obligation shall require Newco to:

        (a) proffer or procure (i) any guarantee (whether personal or bank) or (ii) Reversioner's Deposit not more than the equivalent of six months of the passing rent plus a sum equivalent to value added tax of the relevant lease for the performance of Newco's obligations to the reversioner; or

        (b) undertake any obligation to the reversioner or any other party save for the due performance of the obligations covenants on the part of the Tenant contained in the relevant lease and ancillary or supplemental documents (whether or not expressed to be so) for the residue of the term thereof; or

        (c)     agree to any variation to the relevant lease.

        If the reversioner properly requires Newco to proffer or procure any such guarantee or Reversioner's Deposit of a greater sum than is mentioned in 11.3.1 Elcom and Newco will jointly use all commercially reasonable efforts to persuade the reversioner to reduce its requirements to those set out within this clause 11.3.1 and if such efforts fail, clause 11.3.3 will apply.

11.3.2 Newco will instruct its solicitors to give undertakings for the reversioner's costs, disbursements value added tax notice costs disbursements and value added tax of its agents, surveyors and its solicitors.

11.3.3  (a)     If the parties have complied with their obligations  pursuant to this clause 11.3 and the reversioner in the reasonable opinion of Elcom properly refuses licence to assign or has withheld licence to assign for a period of more than twelve months Newco shall on the direction of Elcom make prompt application to the reversioner for a licence to underlet the relevant Property
                (except the Altrincham Property) to Newco for the balance of the relevant term (less three days) of the relevant lease (except in relation to the Birmingham Property in which case the underlease will be granted for a term expiring on 27 March 2006 and in relation to the Bedford Avenue Property in which case the underlease will be granted for a term expiring on 31 May 2007) on the same terms and conditions as are set out in the relevant lease and any ancillary or supplementary document (whether or not expressed to be so) at the then current passing rent subject to review on the same terms and on the same dates


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                as are provided in the relevant lease (and any such ancillary or supplementary document) and otherwise as may be required by the relevant lease and licence.

        (b) Elcom will grant and Newco will accept the underlease (and if required by the relevant lease or terms of the licence to underlet sign and return any court application papers) five days after the date of any licence. The underlease will be prepared by Elcom's solicitors each side to bear own costs.

        (c) Newco will in that event enter into an obligation to the reversioners and any other relevant party that it will duly observe and perform the obligations and covenants on the part of the undertenant contained in the underlease and the obligations and covenants contained in the relevant lease in so far as they are applicable to the premises underlet.

11.4 Elcom agrees that where required under the terms of any of the leases it will enter into an authorised guarantee agreement with the relevant reversioner in respect of Newco's future obligations under the relevant lease in such form as such reversioner shall reasonably require.

11.5 The costs of each reversioner for granting any requisite licence shall be borne equally between Newco and Elcom.

11.6 Completion of the assurance of each Property requiring the reversioner's licence shall take place on the date 5 working days after the grant of the relevant licence and shall be in the Agreed Form.

11.7 On the Completion Date Elcom shall allow Newco into occupation of those parts of the Properties which are not subject to the Underleases and (except for the Altrincham Property) where the reversioner's licence has not at that time been obtained on the following terms

        11.7.1 such rights of occupation shall be as licensee only and Newco shall not acquire any estate or interest in the relevant Property;

        11.7.2 the licence shall be personal to Newco and Newco shall not be entitled to alienate or agree to alienate its licence in the Property in any manner whatsoever save as provided for in clause 12;

        11.7.3 Newco shall comply with and observe and perform the covenants and other obligations on the part of the tenant set out in each lease of each Property and on the part of the landlord in respect of the Underleases (and other ancillary or supplemental documents (whether or not expressed to be so)) and shall assume liability for them and keep Elcom fully indemnified in respect of any breach thereof occurring after the Completion Date;

        11.7.4 Newco shall pay to Elcom in cleared funds on or before the date due under the terms of the relevant lease all rents, sums and other monies (save for insurance rent and balancing service charges which shall be payable within 5 working days of written demand) due to the landlord under any lease pursuant to which any relevant Property is held and Elcom (subject to Newco having paid such sums to Elcom) shall procure that such equivalent sums are forthwith paid to the landlord but such rents and sums shall be paid by Newco to Elcom in a sum net of Income from the Underleases;

        11.7.5 Newco shall only be entitled to occupy the Property for the purpose of carrying on the Business;

        11.7.6 Elcom shall supply copies of all notices and other information received in respect of any relevant Property to Newco as soon as reasonably possible after receipt thereof and shall on Newco's request and at Newco's cost take such lawful action in respect of the lease pursuant to which any relevant Property is held as Newco shall reasonably require including serving notices thereunder, enforcing the landlord's obligations thereunder, negotiating and agreeing any rent review thereunder or applying for any requisite consents or licences thereunder (except the licences for assignment or for underletting to Newco) and grant the Basingstoke Underlease on its present known terms or on terms as may be varied on agreement by the parties hereto acting reasonably; and

        11.7.7 Elcom shall from the Completion Date retain the Income from the Underleases up and until the completion of the assurance or underlease contemplated in this clause 11 at which point the right to receive Income from the relevant Underlease shall transfer to Newco.

11.8 If as a result of Newco being allowed into occupation without reversioner's licence or if any reversioner takes any action for damages or any action (whether by due legal process or by peaceable re-entry) for the same reason then the licence to occupy in clause 11.7 will terminate and Newco will immediately deliver up vacant possession of the relevant Property to Elcom and Newco hereby indemnifies Elcom against all loss, damage, liability, claims, costs, demands, and expenses suffered by Elcom arising from and including the Completion Date.

11.9 Elcom shall be entitled to terminate Newco's licence to occupy the Properties as provided by clause 11.7 in the event that Newco commits a Material Breach of this agreement and Newco has failed to remedy such breach within 21 days.

11.10 In respect of any relevant Property affected as described in clause 11.8 (and only any such Property):

        11.10.1.the   obligation  of  Elcom  to  complete  an  assurance  or  an underletting to Newco shall cease to have effect;

        11.10.2 notwithstanding the provisions of paragraph 11.10.1 the obligations on the part of Newco contained in paragraphs 11.7.3 and 11.7.4 and the obligations on the part of Elcom contained in paragraph 11.7.6 shall continue except in relation to any application for relief from forfeiture or related damages and claims against the relevant reversioner and Newco shall continue to indemnify Elcom in respect of the cost of complying with the covenants and other obligations arising from and including the Completion Date on the part of the tenant set out in the lease relating to the relevant Property and on the part of the landlord set out in any Underlease relating to the relevant Property;

        11.10.3 Newco shall be entitled to market the relevant Property (and to act as Elcom's agent in relation thereto) and in order to mitigate Newco's loss and expense under paragraph 11.10.2 Elcom shall at Newco's request assign the lease of the relevant Property or sub-let such Property (in whole or in part) to such third party and on such terms as Newco shall reasonably require provided that even after such assignment or sub- letting Newco shall continue to indemnify Elcom against any continuing obligations and liability on Elcom's part arising from and including the Completion Date in respect of the relevant Property.

11.11 In the event Newco vacate possession of the relevant Property to Elcom as a result of action taken by the relevant reversioner contemplated in clause 11.8 and Newco has complied with its obligations in clause 11 the value of such indemnity will be reduced by one half

12.     Elcom's Licence to Occupy

        On the Completion Date Newco shall grant to Elcom the Licence to Occupy, in respect of 349 Edinburgh Avenue in the Agreed Form.

13.     Undertenant Rent Deposits

13.1 Where any Undertenant's Deposit has been provided Elcom shall at Newco's cost on completion of the assurance of the relevant Property, but without giving any warranty that it can lawfully do so and subject to any necessary consents and to the terms upon which each Undertenant's Deposit is held and subject to paragraph 13.4, assign to Newco the benefit of its right, title and interest in such Undertenant's Deposit

13.2 Newco will enter into any deeds or documents required pursuant to the terms of such Undertenant's Deposit arrangements or necessary for such assignment

13.3 Immediately following completion the parties will take reasonable steps to enable Newco to take the place of Elcom in relation to Undertenant's Deposits including where appropriate changing the bank accounts in which Undertenant's Deposits are held

13.4 Newco will indemnify Elcom against all claims, proceedings, costs, demands, expenses and liabilities arising from or in connection with the assignments and arrangements made pursuant to this clause 13 or from or in connection with any breach after completion of the terms upon which each Undertenant's Deposit is held.


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14.     Break Clauses

14.1 Notwithstanding any other provision of this agreement if the provisions of clause 11.7 continue to apply in relation to the Birmingham Property on or after the date which is twelve months from the date hereof Elcom shall be entitled to exercise the break clause set out in clause 8 of the Birmingham Lease.

14.2 Notwithstanding any other provision of this agreement if the provisions of clause 11.7 continue to apply in relation to the Bedford Avenue Property on or after the date which is twelve months from the date hereof Elcom shall be entitled to exercise the break clause set out in clause 8 of the Bedford Avenue Lease.

14.3 Subject to clauses 14.1 and 14.2 above Elcom agrees that neither it nor its successors in title shall transfer, assign, surrender or otherwise dispose of any Property or exercise any break option in relation to any lease affecting the Properties pending completion of any assurance and/or underletting of the relevant Property pursuant to clause 14.3 of this Agreement and shall indemnify Newco against all loss, damage, liability, claims, costs, demands and expenses suffered by Newco as a result of the breach of this clause 14.3.

15      Altrincham Property

15.1 Elcom hereby confirms that it has no proprietary interest in the lease of the Altrincham Property

15.2. Newco will use all reasonable commercial endeavours to persuade the liquidator of Elcom Nominees Limited and the reversioner of the Altrincham Property to assign the lease of the Altrincham Property to Newco. If after exhausting all such reasonable commercial endeavours Newco have failed to secure the assignment of the said lease to Newco, Elcom will use all reasonable commercial endeavours to persuade the said liquidator and the said reversioner to assign the said lease to a suitable company within the Elcom Group of Companies as Elcom shall direct. If Elcom are successful then the Altrincham Property will be dealt with between Newco and Elcom pursuant to the balance of the terms and conditions of this agreement. Elcom will be under no obligation to extend greater commercial endeavours in obtaining the assignment than those utilised by Newco.

16. No assurance to any person other than Newco Elcom shall not be obliged to assure or procure the assurance of the Properties or any of them to any person other than Newco.

17.     Value Added Tax

17.1 All sums payable under this agreement are exclusive of VAT and wherever this agreement provides for a sum to be paid in respect of a supply made under this agreement the party responsible for making the payment shall pay in addition and at the same time the VAT chargeable thereon but subject to provision of a valid VAT invoice

17.2 Where under the terms of this agreement a party ("the indemnifying party") is required to reimburse another party for, or indemnify that other party against, costs or expenses paid or payable by that other party, the indemnifying party shall also reimburse to that other party, or indemnify that other party against, all value added tax paid or payable by that other party in respect of such costs or expenses save to the extent that that other party is entitled to repayment or credit in respect of such value added tax




/s/ Peter Rendall
------------------------------------
For and on behalf of ELCOM



/s/ Anthony Davis
------------------------------------
For and on behalf of NEWCO

                                   SCHEDULE 1

                                     PART 1

-------------------------------------------------------------------------------
       Address                 Lease/                 Title (Description
                               Licence/               of Lease/Title
                               Freehold                   Number)
-------------------------------------------------------------------------------
Building 203 Bedford           Leasehold              Lease dated 27/06/97
Avenue Trading Estate                                 made between (1)
Slough                                                Slough Trading
                                                      Estated Limited and
                                                      (2) Telecom
                                                      Securicor Cellular
                                                      Radio Limited

-------------------------------------------------------------------------------
Unit 2 and 3 Tabley Court      Leasehold              GM399556
Altrincham Manchester
                                                      Lease dated 05/11/85
                                                      made between (1)
                                                      John Laing
                                                      Developments
                                                      Limited (2) Granada
                                                      Microcomputer
                                                      Services Limited (3)
                                                      Granada Properties
                                                      Limited

-------------------------------------------------------------------------------

1st Floor Building 230 Regal   Leasehold              Lease dated
Court Kings Norton Business                           02/04/2001 made
Centre Birmingham                                     between (1) Slough
                                                      Properties Limited
                                                      (2) Elcom
                                                      Information
                                                      Technology Limited
-------------------------------------------------------------------------------

348 Edinburgh Avenue           Leasehold              Lease dated 04/07/86
Slough Berkshire                                      made between (1)
                                                      Slough Trading
                                                      Estate Limited (2)
                                                      Xerox Computer
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       Address                 Current                Current
                               Tenant                 Occupier

-------------------------------------------------------------------------------
Building 203 Bedford           Elcom Information      Elcom
Avenue Trading Estate          Technology Limited     Information
Slough                                                Technology
                                                      Limited




-------------------------------------------------------------------------------
Unit 2 and 3 Tabley Court      Elcom Information      Unit 2 -
Altrincham Manchester          Services Limited       Softel
                                                      Communications Inc
                                                      Unit 3 -
                                                      Elcom Information
                                                      Technology Ltd






-------------------------------------------------------------------------------

1st Floor Building 230 Regal   Elcom Information      Elcom
Court Kings Norton Business    Technology Limited     Information
Centre Birmingham                                     Technology
                                                      Limited



-------------------------------------------------------------------------------

348 Edinburgh Avenue           Elcom Holdings         Thomson
Slough Berkshire               Limited                Broadcast
                                                      Limited


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       Address                 Length of              Current Annual Rent
                               Term and
                               Commencement
-------------------------------------------------------------------------------
Building 203 Bedford           15 years               (Pounds)80,895 per annum
Avenue Trading Estate          commencing
Slough                         03/06/97





-------------------------------------------------------------------------------
Unit 2 and 3 Tabley Court      25 years               (Pounds)58,000 per annum
Altrincham Manchester          commencing
                               05/11/85









-------------------------------------------------------------------------------

1st Floor Building 230 Regal   10 years               (Pounds)28,500 per annum
Court Kings Norton Business    commencing
Centre Birmingham              28/03/2001




-------------------------------------------------------------------------------

348 Edinburgh Avenue           24 years from          (Pounds)59,500 per annum
Slough Berkshire               25/12/85




-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       Address                 Lease/                 Title (Description
                               Licence/               of Lease/Title
                               Freehold                   Number)
-------------------------------------------------------------------------------
                                                      Services Limited
-------------------------------------------------------------------------------
349 Edinburgh Avenue           Leasehold              Lease dated 06/01/86
Slough Berkshire                                      made between (1)
                                                      Slough Trading
                                                      Estate Limited (2)
                                                      Portcare Freight
                                                      Services Limited
-------------------------------------------------------------------------------
Avocet House, Aviary Court,    Leasehold              Lease dated 16
Basingstoke                                           December 1999
                                                      made between (1)
                                                      Crest Nicholson
                                                      Properties Limited
                                                      and (2) Elcom Group
                                                      Limited
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       Address                 Current                Current
                               Tenant                 Occupier

-------------------------------------------------------------------------------
                                                      Services Limited
-------------------------------------------------------------------------------
349 Edinburgh Avenue           Elcom Holdings         Elcom
Slough Berkshire               Limited                Holdings
                                                      Limited



-------------------------------------------------------------------------------
Avocet House, Aviary Court,    Elcom Information      Elcom
Basingstoke                    Technology Limited     Information
                                                      Technology
                                                      Limited and
                                                      Acre
                                                      Components
                                                      Limited
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
       Address                 Length of              Current Annual Rent
                               Term and
                               Commencement
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
349 Edinburgh Avenue           25 years from          (Pound)59,500 per annum
Slough Berkshire               29/09/85




-------------------------------------------------------------------------------
Avocet House, Aviary Court,    5 years from           (Pound)72,500 per annum
Basingstoke                    16/12/99





-------------------------------------------------------------------------------

                         Exchanged ....................................... am/pm
                         on ....................................................
                         Law Society Formula  ..................................
                         by.....................................................
                                                      of Gouldens for the Seller
                         and  ..................................................
                         of  ...................................................
                                                                   for the Buyer

             DATED
             --------------------------------------------

                           (1) ELCOM HOLDINGS LIMITED

                                      -and-

                      ELCOM INFORMATION TECHNOLOGY LIMITED

                                     - and -

                                    (2) NEWCO
                             ======================
                                   Draft No 7
                                    AGREEMENT
                                 for the sale of

                  348 Edinburgh Avenue, Trading Estate, Slough
                  349 Edinburgh Avenue, Trading Estate, Slough
               Building 203, Bedford Avenue Trading Estate, Slough

      1st Floor, 46d Regal Court, Kings Norton Business Centre, Birmingham
                     Avocet House, Aviary Court, Basingstoke
                     Units 2 and 3, Tabley Court, Altrincham
                             ======================